UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2016

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2016, Marriott Vacations Worldwide Corporation and its subsidiary Marriott Ownership Resorts, Inc. (together with their respective affiliates, the “Company”) entered into a Side Letter Agreement (the “Agreement”) with Marriott International, Inc., Marriott Worldwide Corporation and Marriott Rewards, LLC (together with their respective affiliates, “Marriott”), which modifies, supplements or amends certain terms of agreements among the Company and Marriott, including each of the License, Services, and Development Agreements, dated November 17, 2011 (together, the “MVW License Agreement”). The Agreement became effective on September 23, 2016 upon the closing of Marriott’s merger with Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), which is currently party to a license agreement (the “Vistana License Agreement”) pursuant to which Interval Leisure Group, Inc. (“Interval”) operates the vacation ownership business that it previously acquired from Starwood (“Vistana”).

The Agreement requires Marriott to continue to maintain Marriott Rewards and Ritz-Carlton Rewards (collectively, “Marriott Rewards”) and Starwood Preferred Guest (“SPG”) as separate brand loyalty rewards programs, including maintaining their respective member lists separate for purposes relating to vacation ownership marketing. The Agreement also generally requires Marriott to continue to operate those websites, reservations systems and call centers used with respect to lodging and other facilities that are owned, operated, managed, marketed, developed, franchised or licensed under specified Marriott brands (“Marriott Properties”) separately from those used with respect to lodging and other facilities that are owned, operated, managed, marketed, developed, franchised or licensed under specified Starwood brands (“Starwood Properties”). In addition, the websites, reservations systems and call centers used with respect to Marriott Properties will list, promote and sell only Marriott Properties, and those used with respect to Starwood Properties will list, promote and sell only Starwood Properties.

The Agreement permits Marriott to affiliate and integrate certain aspects of the Marriott Rewards and SPG programs. Members of both Marriott Rewards and SPG programs (“Dual Members”) can choose to link their Marriott Rewards and SPG accounts (the “Linkage Process”). Each of the Marriott Rewards and SPG programs may offer to match the “elite” status level program benefits achieved by any Dual Member in the other program. Marriott Rewards points and Marriott Rewards elite status will continue to be earned only at participating Marriott Properties, and SPG points and SPG elite status will be earned only at participating Starwood Properties. Dual Members will also be permitted to convert and transfer points from one program to the other program. However, loyalty program points issued for timeshare, fractional interest or membership purchases or ownership activity will be redeemable only under the loyalty program under which the points were originally issued and cannot be converted or transferred to the other program. In addition, the Company will have the right to purchase silver, gold and platinum Marriott Rewards elite status for certain existing and future eligible owners of the Company’s products.

In general, the Company will continue to have exclusive rights to market its business licensed under the MVW License Agreement to all current and future Marriott Rewards members except for certain members who were first only SPG members and subsequently link their Marriott Rewards and SPG accounts through the Linkage Process. Vistana will be permitted to market its business licensed under the Vistana License Agreement to all current and future SPG members except for certain members who were first only Marriott Rewards members and subsequently link their Marriott Rewards and SPG accounts through the Linkage Process.

The Company intends to file a copy of the Agreement as an exhibit to its Quarterly Report on Form 10-Q for its quarter ended September 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: September 26, 2016	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

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